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                                    BY-LAWS
                                       of
                           HIGH POINT FINANCIAL CORP.
                            A Corporation Organized
                         Under the Laws of the State of
                                   New Jersey


                                   ARTICLE  I
                                    OFFICES


     SECTION 1. REGISTERED OFFICE. The registered office shall be established and maintained at Broad Street, in the Borough of Branchville, in the County of Sussex and State of New Jersey. or such other place as the Board of Directors may designate from time to time.


     SECTION 2. OTHER OFFICES. The Company may have other offices, either within or without the State of New Jersey, at such place or places as the Board of Directors may from time to time appoint or the business of the Company may require.



                                   ARTICLE II
                                  SHAREHOLDERS


     SECTION 1. ANNUAL MEETING: DATE OF MEETING. The regular annual meeting of the shareholders of the Company, for the election of directors and for the transaction of such other business as properly may come before the meeting, shall be held at the principal office of the Company, or any other convenient place designated by the Board of Directors, at ten o'clock in the forenoon, on the first Tuesday in April of each year or such other date or time as may be fixed by the Board of Directors. When the meeting date falls upon a holiday, the meeting shall be held on the first day thereafter not a legal holiday.


     SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be held at the principal office of the Company, or any other convenient place duly authorized by the Board of Directors, whenever called in writing, or by vote, by a majority of the Board of Directors. Upon the request in writing delivered to the Chairman or secretary, of three or more shareholders owning, in the aggregate not less than 10% of all the shares outstanding and entitled to vote, it shall be the duty of the Chairman or secretary to call a special meeting of the shareholders. Such request shall state the purpose or purposes of the meeting.


     SECTION 3. NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the purposes of the meeting, shall be mailed to each shareholder entitled to vote at the meeting at his address as it appears on the records of the Company, not less than ten nor more than sixty days before the date of the meeting.

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     SECTION 4.    QUORUM.  At any meeting of the shareholders the holders of a majority of all the shares of the common stock of the Company issued, outstanding and entitled to vote, present in person or requested by proxy, shall constitute a quorum of the shareholders for all purposes, shall constitute a quorum of the shareholders for all purposes, unless the representation of a larger number shall be required by law, and, in that case, the representation of the number so required shall constitute a quorum.


     SECTION 5. ADJOURNMENT OF MEETINGS. If those in attendance at a meeting shall not constitute a quorum, a majority of those in attendance may adjourn, from time to time, without notice other than by announcement at the meeting, until holders of the amount requisite to constitute a quorum shall attend. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.


     SECTION 6. ORGANIZATION: CHAIRMAN. The Chairman or, in his absence, the president, shall call meetings of the shareholders to order, and shall act as chairman of such meetings. In the absence of the Chairman and of the president, a chairman shall be chosen by the shareholders present.


     SECTION 7. SECRETARY. The secretary of the Company shall act as secretary at all meetings of the shareholders; but, in the absence of the secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as secretary of the meeting.


     SECTION 8. VOTING. On all matters, each shareholder shall, at every meeting of the shareholders, be entitled to one vote in person or by proxy for each share having voting powers held by such shareholder. No proxy shall be voted upon after three (3) years from its date of execution. Unless the proxy is coupled with an interest, it shall be revocable at will. Transferees of shares which are transferred on the books of the Company within ten (10) days next preceding the date of such meeting shall be entitled to vote at such meeting except where the transfer books of the Company have been closed or an earlier date has been fixed as a record date for the determination of its shareholder entitled to vote. Upon the demand of any shareholder, the votes for directors and the votes upon any question before the meeting shall be by ballot.


     SECTION 9. INSPECTORS OF ELECTION. At each election of the directors, upon the request by a shareholder entitled to vote at such meeting, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by two inspectors. Such inspectors shall be appointed by the presiding officer at or prior to the meeting.

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                                  ARTICLE III
                               BOARD OF DIRECTORS


     SECTION 1. MANAGEMENT. The business and the property of the Company shall be managed and controlled by the Board of Directors, who are also authorized to provide for reasonable fees and/or compensation for themselves. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.


     SECTION 2. NUMBER AND TERM. The Board of Directors shall consist of not less than five (5) nor more than fifteen (15) shareholders. The directors shall be elected at the annual meeting of the shareholders, and each director shall be elected to serve until his successor shall be elected and shall qualify.
Subject to the limitations set forth in the first sentence of this Section 2 and any additional limitations prescribed by law or the Company's Certificate of Incorporation, the number of directors constituting the Board of Directors shall be fixed from time to time by either (i) the Board of Directors pursuant to a resolution adopted by at least 70% of the entire Board, or (ii) the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Company entitled to vote generally in the election of directors, voting together as a single class.


     SECTION 3. RESIGNATIONS. Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman or secretary. The acceptance of a resignation shall not be necessary to make it effective.


     SECTION 4.  VACANCIES.   In case of any vacancy in the Board of Directors
through death, resignation, disqualification, increase in the size of the Board or other cause, the remaining directors in office, though less in number than a quorum, by affirmative vote of a majority thereof, may elect a successor to hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.


     SECTION 5. PLACE OF MEETING, ETC. The directors may hold their meetings, and may have an office and keep the books of the Company (except as otherwise may be provided for by law) in such place or places in or out of the State of New Jersey as the Board, from time to time, may determine.


     SECTION 6. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at the office of the Company on the second Tuesday of each third month. When the meeting date falls on a holiday, the meeting shall be held on the first day thereafter not a legal holiday. No notice shall be required for any such regular meeting of the Board.

     SECTION 7. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman or the President (if not the Chairman), or at the request of one-third of the directors in office, and shall be held at such place or places as may be determined by the directors or as shall be stated in the call of the meeting.

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     SECTION 8.  NOTICE REQUIRED.  The secretary shall give notice of each special meeting and the purpose or purposes of the meeting by mailing the same at least three (3) days before the meeting, except for special meetings dealing with emergent matters when it may not be practical or feasible to give three days' notice, in which case notice shall be given to each member by telephone or telegraph or in person. At any meeting at which every director shall be present, even though without notice, any business may be transacted. At the request of not less than 25% of the directors present any matter will be voted upon by secret ballot.


     SECTION 9. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business, but if at any meeting of the board there be less than a quorum present, a majority of those present may adjourn the meeting from time to time.


     SECTION 10. ORDER OF BUSINESS. At meetings of the Board of Directors business shall be transacted in such order as, from time to time, the Board may determine by resolution.


     SECTION 11. PRESIDING OFFICER. At all meetings of the Board of Directors the Chairman shall preside. In his absence or in the event of a vacancy in the office of Chairman, the following shall perform the duties of Chairman (in the order stated): President; such other member of the Board as may be designated by the Board.



                                   ARTICLE IV
                                    OFFICERS


     SECTION 1. EXECUTIVE OFFICERS. The executive officers of the Company shall be a chairman of the Board of Directors ("Chairman"), president, a treasurer and a secretary, all of whom shall be elected by the Board of Directors. One or more vice presidents may also, at the option of the directors, be elected by the Board of Directors. A person may hold more than one office. The Chairman and President must be members of the Board.


     SECTION 2. OTHER OFFICERS. Other officers shall be appointed by the President with the consent and concurrence of the Board to hold their offices, respectively, during the pleasure of the Board.


     SECTION 3. TERM OF OFFICE. All officers elected by the Board shall hold office for a term of one year and until a successor is elected and has qualified. All officers elected by the Board shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors.
Each other officer shall hold office at the discretion of the officer appointing him or any superior of such appointing officer.

     SECTION 4. POWERS AND DUTIES OF THE CHAIRMAN. The Chairman shall preside at all meetings of the Board of Directors and shall have such other powers, and shall perform such other duties as may be assigned to him by the Board of Directors.


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     SECTION 5.  POWERS AND DUTIES OF THE PRESIDENT.  The President shall have the responsibility for carrying out the policies of the Board and, subject to the supervision of the Board, shall have general supervision over the business and affairs of the Company. He shall be an ex-officio member of all standing committees of the Board.


     The President shall have such other powers as are prescribed by these By-Laws and as may be assigned to him by the Board.


     SECTION 6. VICE PRESIDENTS. Each vice president shall have such powers, and shall perform such duties as may be assigned to him by the Board of Directors.


     SECTION 7. POWERS AND DUTIES OF TREASURER. The treasurer shall have custody of all the funds and securities of the Company which may have come into his hands and he shall perform all acts incident to the position of treasurer, subject to the control of the Board of Directors and the president.


     SECTION 8. ASSISTANT TREASURERS. The Board of Directors may appoint an assistant treasurer or more than one assistant treasurer and each assistant treasurer shall have such powers and shall perform such duties as may be assigned to him by the Board of Directors.


     SECTION 9. POWERS AND DUTIES OF SECRETARY. The secretary shall keep the minutes of all meetings of the shareholders and the directors, and also the minutes of all committees, in books provided for that purpose; he shall attend to the giving and serving of all notices of the Company; he may sign with the president, in the name of the Company, all deeds, mortgages, leases, and contracts authorized by the Board of Directors, and, when so ordered by the Board of Directors, he shall affix the seal of the Company thereto; he shall have charge of the certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors may direct, all of which shall, at all reasonable times, be open to the examination of any director upon application at the office of the Company during business hours; and he shall in general perform all duties incident to the office of secretary subject to the control of the Board of Directors. The offices of secretary and treasurer may be held by one and the same person.


     SECTION 10. ASSISTANT SECRETARIES. The Board of Directors may appoint one assistant secretary or more than one assistant secretary. Each assistant secretary shall have such powers and shall perform such duties as may be assigned to him by the Board of Directors.

     SECTION 11. VOTING UPON STOCK OWNED IN OTHER COMPANIES. Unless otherwise ordered by the Board of Directors, the President or his designee shall have full power and authority in behalf of the Company to attend and to act and to vote at any meetings of stockholders of any corporation in which the Company may hold stock, and at any such meetings of stockholders of any corporation in which the Company may hold stock, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which, as the owner thereof, the Company might have possessed and exercised if present. The Board of Directors, by resolution, from time to time, may confer like powers upon any other person or persons.

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                                   ARTICLE V
                                   COMMITTEES


     SECTION 1. APPOINTMENT OF COMMITTEES. For the proper conduct of the business of the Company, the Chairman shall appoint such committees from time to time as the Chairman deems appropriate, subject to the approval of the majority of the entire Board. Committee memberships may include persons who are not Directors.


     SECTION 2. STANDING COMMITTEES. A "standing committee" is a committee which is anticipated to exist perpetually even though its name, the scope of its activities and responsibilities may be, by action of the Board of Directors, varied from time to time, but at least annually designate the standing committees, adopt written descriptions of the purposes and powers of each, approve memberships of each, approve a regular schedule of the meetings of each and such restrictions on the activities of each as it deems appropriate. Such action shall be by majority of the entire Board.


     SECTION 3. SPECIAL COMMITTEES. The Chairman may, with the consent and approval of a majority of the entire Board, appoint such special committees for such special purposes as the Chairman determines appropriate. Each such committee shall be composed of not less than three (3) members of the Board.



                                   ARTICLE VI
                                 CAPITAL STOCK
                                      SEAL


     SECTION 1. CERTIFICATES OF SHARES. The certificates for shares of the capital stock of the Company shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be prepared or be approved by the Board of Directors. The certificates shall be signed by the president or a vice president and also by the secretary or an assistant secretary, personally or by facsimile.

     All certificates shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Company's books.


     SECTION 2. TRANSFER OF SHARES. Shares in the capital stock of the Company shall be transferred only on the books of the Company by the holder thereof in person, or by his attorney, upon surrender and cancellation of certificates for a like number of shares.


     SECTION 3. RECORD HOLDER OF STOCK TREATED AS HOLDER IN FACT. The Company shall be entitled to treat the holder of record of any share or shares as the holder in fact and need not be bound to recognize any equitable or other claim or interest in such share on the part of any other person.

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     SECTION 4.  REGULATIONS.  The Board of Directors also shall have power and authority to make all such rules and regulations as they may deem expedient, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Company.


     SECTION 5. TRANSFER AGENT: REGISTRAR. The Board of Directors may appoint a transfer agent and a registrar of transfers, and may require all stock certificates to bear the signature of such transfer agent or registrar of transfers, or the signatures of both.


     SECTION 6. CLOSING OF TRANSFER BOOKS. The stock transfer books may be closed for the meetings of the shareholders, and for the payment of dividends, during such periods as, from time to time, may be fixed by the Board of Directors not to exceed fifty (50) days, and during such periods no stock shall be transferable.


     SECTION 7. DIVIDENDS. The Board of Directors shall by vote declare dividends from the earnings and profits or the surplus of the Company whenever in its opinion the condition of the Company's affairs renders it appropriate for such dividends to be declared.


     Dividends upon the capital stock of the Company shall be payable on such date or dates as may from time to time be specified by the Board of Directors.


     SECTION 8. CORPORATE SEAL. The Board of Directors shall provide a suitable seal, containing the name of the Company, which seal shall be in charge of the secretary.



                                  ARTICLE VII
                            MISCELLANEOUS PROVISIONS


     SECTION 1. FISCAL YEAR. The fiscal year of the Company for the year 1982 shall begin on the effective date of the Certificate of Incorporation and shall end on December 31, 1982. Thereafter the fiscal year of the Company shall be January 1 to December 31.


     SECTION 2. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing the same in a post-office box in a sealed postpaid envelope, addressed to the person entitled thereto at his last known post-office address, and such notice shall be deemed to have been given on the day of such mailing. Notice of the time, place and purpose of any shareholders' meeting may be dispensed with if every shareholder shall either attend in person or by proxy, or, if absent, shall by writing, filed with the records of the meeting, waive such notice. Notice of any directors' meeting may be in like manner waived by any director. Any notice required to be given under these By-Laws may be waived by the persons entitled thereto.

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     SECTION 3.  MAJORITY VOTE.


     A. At all meetings of the shareholders of the Company, provided a quorum is present, any action taken upon any matter by a majority of the votes of the shareholders present at such meeting, except as otherwise provided in the Certificate of Incorporation, shall be binding upon the Company with the same force and effect as if adopted by the vote of a majority of all the shareholders of the Company.


     B. At all meetings of the Board of Directors of the Company, the affirmative vote of a majority of the entire Board of Directors shall be required to take any action upon any matter presented to the Board.


     SECTION 4. INTERPRETATION. In these By-Laws, unless there shall be something in the subject or context inconsistent therewith:


     "Shareholders" means the registered owner of a share or shares of the common stock.


     In provisions relating to meeting of shareholders, "majority" means a majority in interest, and "present" means present in person or represented by proxy.


     "Board", the "Board of Directors" and "directors" mean the directors of the Company for the time being duly convened in a regular or special meeting.


     Words importing the singular number include the plural and vice versa; words importing males include females; and words importing natural persons include corporations.


     SECTION 5. ROBERTS RULES OF ORDER. When not otherwise provided or where not in conflict with these, the most recently revised edition of Roberts Rules of Parliamentary Procedure, commonly referred to as Roberts Rules, shall be applicable in determining deliberations and actions in the nature of procedure to be followed by the Board in regarding to any meeting, vote or deliberation of the Board of Directors of this Company.



                                  ARTICLE VIII
                                   AMENDMENTS


     SECTION 1. POWER OF DIRECTORS TO AMEND. These By-Laws may be amended upon vote of a majority of the entire Board of Directors at any meeting of the Board, provided ten (10) days' notice of the proposed amendment has been given to each member of the Board of Directors.

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